April 27, 1998



The Manufacturers Life Insurance Company of North America
116 Huntington Avenue
Boston, MA 02116



Dear Sirs:

         We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 5 to the registration statement on Form S-6 of The Manufacturers Life Insurance Company of North America, File No. 33-92466, to be filed with the Securities and Exchange Commission.

                                               Very Truly Yours,

                                               /s/ Jones & Blouch L.L.P.

                                               Jones & Blouch L.L.P.